UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Form 8-K - Date of Report (Date of earliest event reported): July 30, 2018 (July 30, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously reported in the current report of the Company on Form 8-K that was filed with the Securities and Exchange Commission on July 12, 2018, on July 10, 2018, Aerkomm Inc. (the “Company”) and its newly formed, wholly-owned subsidiary, Aerkomm Taiwan Inc. (the “Aerkomm Taiwan”), entered into a certain Real Estate Sales Contract (the “Definitive Agreement”) with Tsai Ming-Yin (the “Seller”) pursuant to which the Company, Aerkomm Taiwan and the Seller agreed to definitive terms and conditions relating to the acquisition by Aerkomm Taiwan of a parcel of land (the “Parcel”) located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan (the “Acquisition”). The Parcel consists of approximately 6.36 acres of vacant land and is expected to be used by the Company and Aerkomm Taiwan to build the Company’s first satellite ground station and data center. The purchase price for the Parcel (the “Purchase Price”), which is expressed in New Taiwan Dollars in the Definitive Agreement, is NT$1,056,297,507.

As previously disclosed, pursuant to the terms of the Definitive Agreement, payments by the Company to the Seller have been made from the net proceeds of the Company’s ongoing public offering (effective registration statement on Form S-1 on file with the Securities and Exchange Commission - SEC File No. 333-222208, the “Offering”). The Company and the Seller acknowledged that the balance of payments against the Purchase Price is expected to be made from the net proceeds of additional closings of the Offering and that if the Company is not able to raise sufficient additional funds in the Offering to pay the balance of the Purchase Price prior to July 31, 2018 (the “Payment Deadline”), the Company may notify the Seller of this fact and cancel the Definitive Agreement. In such case, the full amount paid by the Company to the Seller will be returned to the Company, without interest, in cash or in an equivalent amount of securities (the “Securities”) or a combination of cash and Securities, if the Seller does not have sufficient cash on hand to return the payments in full in cash.

Amendment to Definitive Agreement

Pursuant to the terms of the Definitive Agreement and the earlier binding memorandum of understanding relating to the Acquisition that was entered into on May 1, 2018, the Company has the right to make deposit payments to the Seller towards the Purchase Price in U.S. Dollars. To date, the Company has deposited with the Seller cash totaling US$32,850,000.

On July 30, 2018, the parties to the Definitive Agreement entered into Amendment No. 1 to the Definitive Agreement (the “Amendment”) to, among other things, (i) fix the exchange rate between the U.S. Dollar and the New Taiwan Dollar, to determine the exact U.S. Dollar amount that will be required to pay the full Purchase Price, which is denominated in New Taiwan Dollars, (ii) extend the Payment Deadline from July 31, 2018 to September 4, 2018, (iii) extend the Seller’s right to cancel the Definitive Agreement from August 31, 2018 to October 4, 2018, (iv) extend the Company’s right to cancel the Definitive Agreement from July 31, 2018 until September 4, 2018, and (v) to clarify the type of Securities that can be delivered to the Company if the Definitive Agreement is cancelled by either party and the Seller does not have sufficient cash to return the amount previously deposited by the Company with the Seller in cash. Such Securities will be of the kind that are traded or quoted on a US national securities exchange or the over-the-counter (“OTC”) market or a foreign equivalent.

According to the terms of the Amendment, the exchange rate at which the Purchase Price will be settled will be US$1=NT$30.64, which is the average of spot bid (US$1=NT$30.59) and ask (US$=NT$30.69) prices as posted by Bank of Taiwan on July 23, 2018. Accordingly, the Purchase Price expressed in U.S. Dollars is US $34,474,462 and the balance due from the Company to the Seller on the Purchase Price is US Dollars is US $1,642,462.

If the Agreement is cancelled by the Buyer or the Seller as described above, the full amount paid by the Company to the Seller will be returned to the Company, without interest, in cash or in Securities or a combination of cash and Securities if the Seller does not have sufficient cash on hand to return the payments in full in cash. Pursuant to the Amendment, the parties agreed that “Securities” means securities traded on a US national securities exchange or on the OTC or the foreign equivalent of an exchange-traded or OTC-traded security.

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The foregoing summary of the Amendment to the Definitive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Current Report on Form 8-K in Chinese and in English as Exhibits 10.1 and 10.2, which exhibits are incorporated by reference into Item 1.01. The full text of the Definitive Agreement, in Chinese and English, is attached as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2018.

Certain Risks Associated with the Definitive Agreement

The entry into the Definitive Agreement and related amendments subjects the Company to significant risks. Investors in the Offering and other purchasers of the Company’s securities should carefully consider these risks before making an investment decision regarding an investment in the Company.

Risks Relating to the Refund of the Purchase Price in Securities

As indicated above, it is possible that the Company could receive Securities in lieu of a cash repayment in refund of the Purchase Price amount. The possible repayment to the Company in Securities involves a high degree of risk. If any of the following risks actually occurs, the Company’s cash flow, financial condition and operations could be materially adversely affected.

The Company has already deposited US$32,850,000 toward the Purchase Price and expects to deposit an additional US $1,642,462 on or before September 4, 2018. Notwithstanding these significant deposits, the Seller has the unilateral right to cancel the Definitive Agreement on or before October 4, 2018 and may not have enough cash available to refund the deposited amounts to the Company upon such cancellation. The Company may lose some or all of the entire amount deposited, which would have a material adverse effect on the financial condition of the Company.

If the Seller or the Company cancels the Definitive Agreement for any reason, then the Seller is required to either return the cash previously deposited or provide us with an equivalent value in securities of a U.S. exchange-traded or OTC-traded security or the foreign equivalent thereof, or a combination of cash and Securities. There is no restriction on the Seller utilizing the cash deposited by us and such cash is not being held in escrow. Accordingly, upon cancellation of the Agreement the Seller may not have any cash to return to us. As noted above, the Seller may deliver to us Securities instead of cash. However, the Seller may not have any Securities to deliver to us either. In this case, the Company would have to resort to litigation in Taiwan to seek a recovery of the deposited amount. Any such litigation would be costly and the results thereof uncertain. Accordingly, the Company could lose all or a significant portion of the cash deposited with the Seller.

The Seller has deposited the deed to the Parcel with its legal counsel and has instructed such counsel to enter into an agreement with the Company’s counsel that provides for a release to the Company of the deed to the Parcel if the Seller terminates the Definitive Agreement and does not have the cash or Securities to refund the Purchase Price. Notwithstanding this escrow arrangement, there can be no assurance that the Company will be able to recover the full amount of funds deposited with the Seller.

Furthermore, if the Seller does not have sufficient cash to refund the entire deposit, the value of the Securities it may deliver to the Company in lieu of cash is to be determined by Caijie Asset Management Co., Ltd., which is an independent third-party appraiser selected mutually by the parties. If the Company does not agree with the value of the Securities ascribed by the appraiser, the Company has limited recourse as the parties have mutually agreed upon such appraiser.

If Securities are delivered to the Company instead of cash, we may become the owner of Securities of one or more companies that we did not perform any due diligence investigation upon and which we may know nothing about. Furthermore, any Securities that we receive may be illiquid and we may have to hold them for an indeterminate amount of time. While holding these Securities, the market value thereof may decline and we may suffer the loss of some or all of the cash deposits we have made so far.

If Securities are delivered to the Company by the Seller upon a cancellation of the Definitive Agreement, such Securities may ultimately become worthless and the Company may lose the entire amount deposited.

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If the Company or the Seller cancels the Definitive Agreement and the Seller is only able to refund the Purchase Price in Securities rather than cash and the Company does not raise any additional capital in the Offering, the Company may be left without any working capital and may not be able to continue operations.

The majority of the Company’s cash has been deposited with the Seller toward the Purchase Price. If the Definitive Agreement is cancelled and the Company receives all or part of the deposit back in Securities or does not receive the deposit back at all, the Company may not have sufficient working capital to execute its business plan. The Company may not be able to raise additional capital in the Offering or otherwise to resolve any such working capital deficit. In such circumstance, the Company may not be able to operate as a going concern.

A receipt by the Company of Securities in a refund of the Purchase Price could result in the Company being defined as an investment company under the Investment Company Act of 1940.

To date, the Company has forwarded to the Seller deposits totaling US$32,850,000 and intends to forward additional deposits in US Dollars to complete the payment of the full Purchase Price. If the Seller is required to refund these deposits and does so in Securities valued at the amount of the Company’s total deposits to the Seller, the value of such Securities would exceed forty percent (40%) of the value of the Company’s total assets, and as such, the Company would be deemed to be an “investment company” as that term is defined under the Investment Company Act of 1940, as amended, (the “Investment Company Act”). The Investment Company Act and the rules thereunder contain detailed requirements for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options, impose certain governance requirements and would require the Company to register separately with the Securities and Exchange Commission as an investment company. Although the Company is conducting its operations so that the Company will not be deemed to be an investment company under the Investment Company Act, if the Company is required to accept Securities in lieu of cash for a refund by the Seller in the event that the Acquisition is canceled pursuant a termination of the Definitive Agreement by either the Company or the Seller, this would cause the Company to be deemed to be an investment company under the Investment Company Act and impose on the Company various burdensome requirements specified by the Investment Company Act. Such restrictions could make it impractical for the Company to continue its business as currently conducted, impair the agreements and arrangements between and among it, its subsidiaries and its senior personnel, or any combination thereof, and materially adversely affect its business, financial condition and results of operations.

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ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment dated July 30, 2018 to Real Estate Sales Contract dated July 10, 2018 by and between the Registrant and Tsai Ming-Yin (Official Chinese Version)
10.2	Amendment dated July 30, 2018 to Real Estate Sales Contract dated July 10, 2018 by and between the Registrant and Tsai Ming-Yin (Unofficial English Translation)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018	AERKOMM INC.

/s/ Jeffrey Wun
Name: Jeffrey Wun
Title: Chief Executive Officer

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